As filed with the Securities and Exchange Commission on June 8, 2000
                              Registration No. 333-
 ===============================================================================
                        Securiities Exchange Commission
                             Washington, D.C. 20549
                      -----------------------------------
                                    Form S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      -----------------------------------

                      Raintree Resorts International, Inc.
             (Exact name of registrant as specified in its charter)

              Nevada                       6552                  76-0549149
   (State or other jurisdiction      (Primary Standard        (I.R.S. Employer
   of incorporation or organization)   Industrial               Identification
                                       Classification Code)     No.)


                                                    George E. Aldrich
                                         Vice President - Finance and Accounting
10000 Memorial Drive, Suite 480            Raintree Resorts International, Inc.
     Houston, Texas 77024                    10000 Memorial Drive, Suite 480
        (713)613-2800                             Houston, Texas 77024
                                                     (713)613-2800

 (Address, including zip code, and      (Name, address, including zip code, and
  telephone number, including area        telephone number, including area code
  code, of registrant's principal         of agent for service)
  executive offices)

                        ================================
                                   Copies to:
                             Robert V. Jewell, Esq.
                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002
                                 (713) 220-4358
                       ================================

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of                                           Proposed Maximum
Each Class of                   Proposed Maximum   Aggregate        Amount of
Securities to   Amount to       Offering Price     Offering         Registration
be Registered   Be Registered   Per Unit (2)       Price (2)        Fee (2)
-------------   -------------   ----------------   ---------------  ------------

Common Stock (1)  1,869,962       $.01             $18,700           $5.00
================================================================================
(1) Includes (i) up to 1,869,962 shares of common stock issuable upon exercise if common stock purchase warrants and (ii) an indeterminate number of additional shares of common stock as may from time to time become issuable upon exercise of the warrants by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act.

(2) The Registration Fee has been calculated pursuant to Rule 457(g) based on the exercise price of the warrants of $.01 per share.

We will amend and complete the information in this prospectus. Although we are permitted by U.S. Federal Securities laws to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.


                         Subject to Completion, June 8, 2000

Prospectus          , 2000



                                     Shares

                      Raintree Resorts International, Inc.

                                  Common Stock




Raintree Resorts International, Inc.:

     * Our business consists of the development, marketing and operation of luxury vacation ownership resorts located across North America.

     * Raintree Resorts International, Inc. 10000 Memorial Drive, Suite 480 Houston, Texas 77024 (713) 613-2800

Trading Markets:

     * Our common stock is not currently traded on any national market or exchange.

The Offering:

* This prospectus relates to the issuance of up to 1,869,962 shares of our common stock upon exercise of warrants to purchase shares of our common stock. The warrants are exercisable at $.01 per share. The exercise price for the warrants is payable (i) in cash,(ii) by surrender of 13% Senior Notes due 2004 having an aggregate principal amount equal to the exercise price or (iii) by surrender of warrants having a fair market value equal to the exercise price. The warrants expire on December 1, 2004.


This investment involves risk. See "Risk Factors" on page 2.



                        -------------------------------

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        -------------------------------


                                TABLE OF CONTENTS



THE COMPANY...................................................................................... ...........1

COMMON STOCK.................................................................................................1

RISK FACTORS.................................................................................................2

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS
OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995......................................................7

USE OF PROCEEDS..............................................................................................8

WHERE YOU CAN FIND MORE INFORMATION..........................................................................8

PLAN OF DISTRIBUTION........................................................................................10

LEGAL MATTERS...............................................................................................10

EXPERTS.....................................................................................................10


                                   THE COMPANY

General
     We are a leading developer, marketer and operator of luxury vacation ownership resorts across North America with resorts in Mexico, the United States and Canada. We believe that by positioning ourselves in the luxury segment of the vacation ownership market and offering flexible ownership alternatives and membership benefits, we are able to capitalize on the increasing acceptance of vacation ownership by high income consumers who desire larger and more luxurious vacation accommodations than generally available at upscale hotels. Depending on the resort, we offer weekly intervals that provide use by or ownership of weekly intervals ("Weekly Intervals"), and fractional fee simple property interests typically of two to five week periods ("Fractional Interests"). Our resorts are located in popular beach, mountain and golf destinations, including Cancun, Los Cabos, Puerto Vallarta and Acapulco in Mexico, Whistler in British Columbia, Jackson Hole in Wyoming and Palm Springs, California. Our future plans also include the development of a resort on ocean-front property we own adjacent to our resort in Los Cabos and on ocean-front property we own in Cozumel as well as other locations in the United States, with focus primarily in the western regions of the United States. The Mexican resorts operate under the name "Club Regina," the Whistler location operates under the name "Whiski Jack Resorts", the Jackson Hole resort is called "The Teton Club" and the Palm Springs resort operates under the name "Cimarron Resorts." Unless otherwise noted, all resorts are referred to as "Raintree Resorts."

     We market two types of vacation ownership interests in resorts which we own, control, or manage, Weekly Intervals and Fractional Interests (together, "Vacation Intervals"). Weekly Intervals provide owners the assurance of luxury accommodations in an efficiency, one- or two-bedroom, fully-furnished vacation unit for one week annually, representing an attractive alternative to hotel and lodging accommodations. Owners of Weekly Intervals also receive convenient check-in and check-out services, full-scale patron restaurants and bars, routine maid and room service, recreational facilities, health clubs, spas and a complete range of other personal services. Fractional Interests provide owners a deeded interest to two- or three-bedroom, fully-furnished vacation residences for multiple weeks and are an attractive, convenient, lower-cost alternative to "second home" ownership. Fractional Interests will include most of the amenities described above and many additional personalized conveniences such as equipment and clothing storage, pre-arrival shopping services, on-site transportation, concierge services for a variety of activities and events, ski passes and golf club memberships or preferred tee times, and maintenance and security services.

     Our principal executive offices are located at 10000 Memorial Drive, Suite 480, Houston, Texas 77024, and our telephone number at that address is (713) 613-2800.


                                  COMMON STOCK
     The holders of our common stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. Cumulative voting for the election of directors is not permitted. Any director, or the entire board of directors, may be removed at any time by 66 2/3% of the aggregate number of votes that may be cast by the holders of outstanding shares of common stock entitled to vote for the election of directors.

     Subject to the rights of any then outstanding shares of preferred stock, the holders of our common stock are entitled to such dividends as may be declared in the discretion of the board of directors out of funds legally available therefor. Holders of common stock are entitled to share ratably in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase shares of our common stock. Shares of common stock are not subject to any redemption provisions and are not convertible into any other of our securities. All outstanding shares of our common stock are fully paid and nonassessable.



                                  RISK FACTORS

     You should consider carefully the following risk factors in addition to the other information in this prospectus before making an investment in our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could seriously harm our business and could result in a complete loss of your investment.

Our limited inventory could adversely affect us.

     We believe that our remaining developed inventory of Vacation Intervals in Mexico will be sold in slightly over one year. In Jackson Hole, it is expected that sell-out of The Teton Club will occur by 2002. In Palm Springs, operations have only recently begun and when fully developed, it is expected that sales and marketing for the Cimarron Resort will continue for six to eight years. In Whistler, the Whiski Jack Resorts generally acquires inventory in the secondary markets as market demand dictates. There can be no assurance that we will be able to implement our internal growth and acquisition strategy successfully and thereby increase our inventory of Vacation Intervals. If we are unable to acquire or develop additional inventory, our business, results of operations, and financial condition could be materially adversely affected.

Our high level of debt may adversely affect our business and make it difficult to secure additional financing, if needed.

     To achieve profitable operations, we are dependent on a number of factors, including our ability to reduce our debt service requirements, our ability to increase our Vacation Interval inventory through development projects and the acquisition of existing resort properties and our ability to continually sell Vacation Intervals on an economical basis, taking into account the cost of those intervals and related marketing and selling expenses. We expect that our existing credit capacity combined with additional credit capacity which must be negotiated during 2000 will be sufficient to enable us to meet our debt service obligations, including interest payments on our Senior Notes through the first quarter of 2001. We also expect to be able to fund capital requirements from our future operations and from anticipated capital project financings which have not yet been negotiated. However, should we not achieve the anticipated level of operating results during 2000 or not be able to successfully negotiate additional credit capacity, there is no assurance that we would be able to meet all of our debt service obligations. Our level of indebtedness will have several important effects on our future operations, and could have important consequences to the holders of our common stock, including, without limitation:

     *    a  substantial  portion  of our  cash  flow  from  operations  must be
          dedicated   to  the  payment  of  interest   and   principal   on  our
          indebtedness;

     * covenants contained in the indenture governing our Senior Notes and the loans and credit agreements with Bancomer, FINOVA, and Textron
          will  require  us  to  meet  certain   financial
          tests, and other restrictions will limit our ability to pay dividends, borrow additional funds or to dispose of assets, and may effect our flexibility in planning for, and reacting to, changes in our business, including possible acquisition activities;

     * our leveraged position will substantially increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

     *    our  ability  to obtain  additional  financing  for  working  capital,
          capital  expenditures,   acquisitions,  general  corporate  and  other
          purposes may be limited; and

     * in the event we are subject to a change of control, we may be required to purchase all of our outstanding Senior Notes at 101% of the principal amount of the Senior Notes plus any accrued and unpaid interest thereon, and certain additional interest, if any, to the date of purchase.

     The exercise by the holders of the Senior Notes of their rights to require us to offer to purchase Senior Notes upon a change of control could also cause a default under our other indebtedness, even if the change of control itself does not, because of the financial effect of such purchase on us. Our ability to meet our debt service obligations and to reduce our total indebtedness will be dependent upon our future performance, which will be subject to general economic, industry and competitive conditions and to financial, business and other factors affecting our operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to seek additional financing in the debt or equity markets, to refinance or restructure all or a portion of our indebtedness, including the Senior Notes, to sell selected assets, or to reduce or delay planned capital expenditures.

We may not be able to successfully implement or manage our intended growth through acquisitions.

     We intend to grow primarily through the development and acquisition of additional resorts. Our future growth and financial success will depend upon a number of factors, including our ability to identify attractive resort acquisition opportunities, consummate the acquisitions of those resorts on favorable terms, convert those resorts to use as vacation ownership resorts and profitably sell Vacation Intervals at those resorts. If the vacation ownership industry continues to consolidate, increased competition for acquisition candidates may develop such that there may be fewer acquisition opportunities available to us as well as higher purchase prices. There can be no assurance that we will be able to finance, identify, acquire or profitably manage additional businesses, or successfully integrate acquired businesses into our business without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including:

     *    possible adverse effects on our operating results;

     *    diversion of management's attention;

     *    lack of local market knowledge and experience;

     *    inability to hire, train and retain key acquired personnel;

     * inability to secure sufficient marketing relationships with local hospitality, retail and tourist attraction operators;

     *    risks associated with unanticipated events or liabilities; and

     * adverse changes in zoning laws, changes in real estate taxes and other operating expenses, some or all of which could have a material adverse effect on our business, financial condition and results of operations.

Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on our reputation and render ineffective our sales and marketing initiatives.

     In addition, as we expand our resort locations to resorts catering to snow skiing, golf, hiking, fishing and other pursuits, we plan to market additional Vacation Intervals available to existing members. There can be no assurance that we will be able to implement such marketing programs on an economic basis, if at all. Finally, there can be no assurance that we or other businesses acquired in the future will achieve anticipated revenues and earnings.

We may not be able to successfully implement our intended growth through expansion.

     We intend to construct, redevelop, convert and expand additional resorts as described in our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference. There can be no assurance that we will complete our expansion plans or undertake to develop other resorts or complete such development if undertaken. Risks associated with our development, construction and redevelopment/conversion activities may include the risks that:

     *    acquisition and/or development opportunities may be abandoned;

     * construction costs of a property may exceed original estimates, possibly making the resort uneconomical or unprofitable;

     * sales of Vacation Intervals at a newly completed property may be insufficient to make the property profitable;

     * financing may not be available on favorable terms for the development or the continued sales of Vacation Intervals at a property;

     * construction may not be completed on schedule, resulting in decreased revenues and increased interest expense; and

     *    borrowing capacity may be limited by our existing indebtedness.

     In addition, our construction activities will typically be performed by third-party contractors, the timing, quality and completion of which we will be unable to control. Furthermore, construction claims may be asserted against us for construction defects and those claims may give rise to liabilities. New development activities, regardless of whether they are ultimately successful, typically require a substantial portion of management's time and attention. Development activities are also subject to risks relating to our inability to:

     * obtain, or avoid delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations;

     * coordinate construction activities with the process of obtaining such permits and authorizations; and

     * obtain the financing necessary to complete the necessary acquisition, construction, and/or conversion work.

     In addition, local laws may impose liability on property developers with respect to construction defects discovered, or repairs made by future owners of that property. Pursuant to those laws, future owners may recover from us amounts in connection with any repairs made to the developed property. Finally, to the extent we elect to develop properties adjacent to luxury hotels to provide members with service offered to guests of those hotels, we will need to negotiate the terms by which those hotels would provide services to us and to our members. There can be no assurance that we will be able to negotiate those terms on a basis that is favorable to us.

Regulations imposed by foreign jurisdictions may impact our business.

     We have recently expanded our business, including Vacation Interval marketing and sales and acquisition and development of additional resorts outside of Mexico. These activities are subject to extensive regulation by the applicable jurisdictions in which our resort properties are located and in which Vacation Intervals are or are to be marketed and sold. While we will continue to use our best efforts to be in material compliance with all foreign laws and regulations to which we may become subject, no assurance can be given that the cost of qualifying under vacation interval ownership regulations and other regulations in any jurisdiction in which we desire to conduct sales and operate our business would not be significant. Any failure to comply with applicable laws or regulations could have a material adverse effect on us.

Our business is substantially dependent on the Mexican economy. Any adverse economic, political or social developments in or affecting Mexico could negatively impact our business.

     Many of our resorts are located in Mexico, a significant percentage of the owners of Weekly Intervals are Mexican nationals and most of our sales offices are currently located in Mexico. As a result, our financial condition and results of operations are greatly affected by the strength of the Mexican economy. Future declines in the gross domestic product of Mexico, continued high rates of inflation in Mexico or other adverse economic developments in or affecting Mexico or other emerging market countries could have a generally adverse effect on the Mexican economy, which could result in a material adverse effect on our business, results of operations, financial condition, ability to obtain financing and prospects and on the market price of our securities. In addition, the value of our securities are, to a varying degree, influenced by economic and market conditions in other emerging market countries. Although economic conditions are different in each country, investors' reactions to developments in one country may have effects on the securities of issuers in other countries. There can be no assurance that the trading price of our common stock will not be adversely affected by events elsewhere, especially in emerging market countries.

     The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican governmental actions resulting in any change in Mexico's economic policies could have a material adverse effect on our business, results of operations, financial condition, ability to obtain financing and prospects. There can be no assurance that any economic plan of the Mexican government will achieve its stated goals or the improvement of the Mexican economy will continue in future periods.

     Additionally, the future performance of the Mexican economy may be adversely affected by political instability in Mexico. Presidential elections are scheduled to be held on July 2, 2000 and the electoral environment may adversely affect or slow down the economy and our business in Mexico. Additionally, in the past, small revolutionary groups have initiated attacks in various parts of Mexico, adversely affecting Mexico's foreign exchange and securities markets. No assurance can be given that similar attacks in the future by any insurgent group will not have a similar, or worse, effect on such markets.

 We are exposed to foreign currency and exchange rate risk.

     The value of the peso has been subject to significant fluctuations with respect to the U.S. dollar in the past and may be subject to significant fluctuations in the future. No assurance can be given that the peso will not further depreciate in value relative to the U.S. dollar in the future.

     The Mexican economy has suffered balance of payment deficits and shortages in foreign exchange reserves in the past. The Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert pesos to U.S. dollars, but it does exercise some degree of control over foreign currency markets, and no assurance can be given that the Mexican government will not institute a restrictive exchange control policy in the future. Any such restrictive exchange control policy could adversely affect our ability to convert dividends or other payments received in pesos into U.S.
dollars, and could also have a material adverse effect on our business and financial condition.

We are subject to seasonal influences which may materially adversely affect our business.

     The Mexican and Canadian vacation ownership industry in general tends to follow seasonal buying patterns with peak sales occurring during the peak travel/tourism seasons, usually December through April and July and August. Our Mexican resorts are visited more frequently by American tourists in the December through April season while Mexican tourists tend to travel to these destinations more frequently during the summer months. The timing of these purchases, however, may be effected by weather conditions and general and local economic conditions. Seasonality influences could have a material adverse effect on our operations.

Our business is particularly vulnerable to any downturn in general economic conditions.

     Any downturn in economic conditions or any price increases related to the travel and tourism industry could depress discretionary consumer spending and have a material adverse effect on our business. The vacation ownership industry is especially sensitive to such an economic downturn, and because our operations are conducted almost entirely within the vacation ownership industry, any such downturn could subject us to adverse changes such as an oversupply of vacation ownership units, a reduction in demand for vacation ownership units, changes in travel and vacation patterns, changes in governmental regulations of the vacation ownership industry, increases in construction costs or taxes and negative publicity, and could have a material adverse effect on our operations. Any such economic conditions, including recessions, may also adversely affect the future availability of attractive financing for us or our customers and may materially adversely affect our business, financial condition and results of operations. Furthermore, adverse changes in general economic conditions may adversely affect our ability to collect the Vacation Interval receivables.

If we fail to take advantage of sales leads generated at our off-site sales offices and other locations, we will have difficulty attracting new customers.

     We depend on sales leads generated from guests of our co-located hotels, other local offices, theme stores, real estate agents and off-site offices. With respect to off-site offices, as the number of potential customers in the geographic area of a sales office who have attended a sales presentation increases, we may experience increasing difficulty in attracting additional potential customers to a sales presentation at that office and it may become increasingly difficult for us to maintain current sales levels at our existing sales offices. Accordingly, we anticipate that a substantial portion of our future sales growth will depend on opening additional off-site sales offices which may be subject to local taxes and compliance with additional registration and other requirements. There can be no assurance, however, that sales from existing or new off-site sales offices will meet our expectations. If we do not open additional sales offices or if existing or new sales offices do not perform as expected, our business, results of operations and financial condition could be materially adversely affected.

The vacation, lodging and hospitality industries are highly competitive.

     We are subject to significant competition from other entities engaged in the business of resort development, sales and operation, including vacation interval ownership, condominiums, hotels and motels. Some of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell vacation intervals in resort properties. Major companies that now operate or are developing or planning to develop vacation ownership resorts include Marriott International, Inc., The Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels & Resorts, Inc., Intercontinental Hotels and Resorts, Inc., Westin, and Cardinal Cruise Lines. In addition, other publicly-traded companies in the vacation ownership industry, such as Sunterra Resorts, Inc., Trendwest Resorts, Inc., Bluegreen Corp., and SilverLeaf, Inc. currently compete, or may compete, with us. We believe that the fractional interest segment of the vacation ownership market is highly fragmented and, although no major competitors currently exist, includes such smaller competitors as Franz Klammer Lodge in Telluride, Resort Quest International, Inc. and America Skiing Corporation, which sells one-quarter share interests in vacation homes at certain of its ski locations. Many of these entities possess significantly greater financial, marketing and other resources than us. We believe that recent and potential future consolidation in the vacation interval industry will increase industry competition.

An assertion that the independent contractors comprising a portion of our sales force are actually employees could have a material adverse affect on our business.

     A portion of our sales force has been comprised of independent contractors. From time to time, U.S., Mexican and Canadian federal, state and provincial authorities have asserted that independent contractors are employees, rather than independent contractors. If, as a result of any such assertion we were required to pay for and administer added benefits and taxes related to the time those persons have been classified as independent contractors, our operating costs would increase.

We are not insured against certain natural disasters.

     Our resorts may be subject to hurricanes, earthquakes and adverse weather patterns such as "El Nino" and damages as a result thereof. There are certain types of losses for which we do not have insurance coverage because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in a resort, as well as the anticipated future revenues from such resort and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on our financial condition and operations.

There is no public market for our common stock and we cannot guarantee that an active trading market will ever exist.

     There is no public trading market for our common stock and we do not anticipate such a public market developing in the near term. As a result, the liquidity of your investment in our common stock will be severely restricted.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

     This prospectus contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from the actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, we or our management express an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "estimate," "anticipate" and similar expressions may identify forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the securities offered by this prospectus, but will pay all expenses related to the registration of the securities. The proceeds, if any, received from the exercise of the warrants will be used for general corporate purposes.


                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we file reports, proxy and information statements and other information with the Securities and Exchange Commission. The reports, proxy and information statements and other information that we file can be read and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, Northwest, Washington, DC 20549; and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of this material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, Northwest, Washington, DC 20549. The Commission maintains a Web site that contains the reports, proxy and information statements and other information that we file electronically with the Commission and the address of that Web site is http://www.sec.gov.

     The SEC allows us to 'incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for information that is superseded by information that is included directly in this document. We incorporate by reference the documents listed below that we have previously filed with the SEC. They contain important information about our company and its financial condition.

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

     (b)  Our  Quarterly  Report on Form 10-Q for the  quarter  ended  March 31,
          2000.

     We incorporate by reference additional documents that we may file with the SEC until all of the securities offered by this prospectus have been issued. These documents include all periodic reports required under the Exchange Act, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

     You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

                 Raintree Resorts International, Inc.
                 10000 Memorial Drive, Suite 480
                 Houston, Texas 77024
                 Telephone Number:  (713) 613-2800

     We have not authorized anyone to give any information or make any representation about the issuance of the securities contemplated by this prospectus that differs from, or adds to, the information in this prospectus or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

     If you are in a jurisdiction where it is unlawful to offer to issue the shares of common stock offered by this document, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

     The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

                              PLAN OF DISTRIBUTION

     The shares of common stock offered hereby are being registered pursuant to the Warrant Shares Registration Rights Agreement dated December 5, 1997 between us and Jefferies & Company, Inc. which requires that we register the issuance of the shares of common stock underlying warrants issued in conjunction with our Senior Notes. No broker-dealers are being utilized in the issuance of the securities hereunder and no commissions or any other form of compensation will be paid in that regard.

     We will pay all expenses related to the registration of the shares of common stock.


                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon by Andrews & Kurth L.L.P., Houston, Texas.


                                     EXPERTS

     The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by Raintree in connection with the issuance and distribution of the shares of common stock being registered. All amounts shown are estimated except the Commission registration fee.


     SEC registration fee ..........................................  $5

     Printing and engraving expenses ...............................   *

     Legal fees and expenses .......................................   *

     Accounting fees and expenses ..................................   *

     Miscellaneous .................................................   *

              Total ................................................  $*

* To be included by the amendment hereto.


Item 15. Indemnification of Directors and Officers

     Raintree is empowered by Section 78.751 of the Nevada General Corporation Law (the "NGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In accordance with Section 78.751, Raintree must indemnify a director or officer to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the articles of incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The bylaws of Raintree provide for indemnification by Raintree of its directors and officers to the fullest extent permitted by the NGCL. In addition, Raintree has provided in its Articles of Incorporation that, to the fullest extent permitted by applicable law, no director or officer shall be personally liable to Raintree or stockholder for damages for breach of fiduciary duty as a director or officer, except for act or omissions that involve intentional misconduct, fraud, or a knowing violation of law or the payment of dividends in violation of Section 78.300 of the NGCL.

     Raintree has obtained an insurance policy providing for indemnification of officers and directors of Raintree and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions. Raintree has entered into separate indemnification agreements with each of its directors which may require Raintree, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under Nevada law.

Item 16. Exhibits


    Exhibit No.                               Exhibit



     4.1 Indenture (including Forms of Registered Note and Outstanding Note), dated December 5, 1997, among the Issuers and IBJ Schroder Bank &
          Trust Company. (Incorporated by reference from Exhibit 4.1 to Amendment No. 1 dated April 22, 1998 to Registrant's Registration Statement on Form S-4/A-File No. 333-49065)

     4.2 Series B Warrant Agreement (including form of warrant), dated December 5, 1997, between RRI US and Jefferies & Company, Inc. (Initial Purchaser). (Incorporated by reference from Exhibit 4.2 to Amendment No. 1 dated April 22, 1998 to Registrant's Registration Statement on Form S-4/A-File No. 333-49065)

     4.3 Warrant Agreement (including form of warrant), dated December, 5, 1997, between RRI US and the Warrant Agent. (Incorporated by reference from Exhibit 4.3 to Amendment No. 1 dated April 22, 1998 to Registrant's Registration Statement on Form S-4/A-File No. 333-49065)

    *5.1  Opinion of Andrews & Kurth L.L.P.

  **23.1  Consent of Arthur Andersen LLP

  **23.2  Consent of Arthur Andersen LLP

  **23.3  Consent of Arthur Andersen LLP

   *23.4  Consent of Andrews & Kurth L.L.P. (included on Exhibit 5.1)


----------------
 * To be filed by amendment hereto.
** filed herewith


Item 17.  Undertakings

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, such filing of Raintree's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 8, 2000.

                                            RAINTREE RESORTS INTERNATIONAL, INC.



                                               By:  /S/ George E. Aldrich
                                                    -------------------------
                                                        George E. Aldrich
                                                      Senior Vice President -
                                                      Finance and Accounting


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Doug
Y. Bech and George E. Aldrich and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.


Signature                       Title                                 Date
----------                     -------                               ------

/S/ Doug Y. Bech      Chairman and Chief Executive Officer         June 8, 2000
----------------        (principal executive officer)

/S/ John McCarthy           President and Director                 June 8, 2000
-----------------

/S/ George E. Aldrich       Senior Vice President -                June 8, 2000
---------------------       Finance and Accounting
                   (principal financial and accounting officer)

/S/ Christel DeHaan             Director                           June 8, 2000
-------------------

/S/ Walker G. Harmon            Director                           June 8, 2000
--------------------

/S/ Thomas R. Powers            Director                           June 8, 2000
--------------------

/S/ Robert M. Werle             Director                           June 8, 2000
--------------------

                                  EXHIBIT LIST


Exhibit No.                               Exhibit

     4.1 Indenture (including Forms of Registered Note and Outstanding Note), dated December 5, 1997, among the Issuers and IBJ Schroder Bank &
          Trust Company. (Incorporated by reference from Exhibit 4.1 to Amendment No. 1 dated April 22, 1998 to Registrant's Registration Statement on Form S-4/A-File No. 333-49065)

     4.2 Series B Warrant Agreement (including form of warrant), dated December 5, 1997, between RRI US and Jefferies & Company, Inc. (Initial Purchaser). (Incorporated by reference from Exhibit 4.2 to Amendment No. 1 dated April 22, 1998 to Registrant's Registration Statement on Form S-4/A-File No. 333-49065)

     4.3 Warrant Agreement (including form of warrant), dated December, 5, 1997, between RRI US and the Warrant Agent. (Incorporated by reference from Exhibit 4.3 to Amendment No. 1 dated April 22, 1998 to Registrant's Registration Statement on Form S-4/A-File No. 333-49065)

    *5.1  Opinion of Andrews & Kurth L.L.P.

  **23.1  Consent of Arthur Andersen LLP

  **23.2  Consent of Arthur  Andersen LLP

  **23.3  Consent of Arthur Andersen LLP

   *23.4  Consent of Andrews & Kurth L.L.P. (included on Exhibit 5.1)


---------------
 * To be filed by amendment hereto.
** filed herewith